As filed with the Securities and Exchange Commission on July 20, 2005.
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
ADAMS RESPIRATORY THERAPEUTICS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	2834 (Primary Standard Industrial Classification Code Number)	75-2725552 (I.R.S. Employer Identification Number)

425 Main Street
Chester, New Jersey 07930
(908) 879-1400
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Walter E. Riehemann, Esq.
Executive Vice President, Chief Legal and Compliance Officer
425 Main Street
Chester, New Jersey 07930
(908) 879-1400
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies of Communications to:

J. Vaughan Curtis J. Mark Ray Alston & Bird LLP One Atlantic Center 1201 West Peachtree Street Atlanta, Georgia 30309 (404) 881-7000	Patrick O’Brien Ropes & Gray LLP One International Place Boston, Massachusetts 02110 (617) 951-7000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box.    ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☑    333-123585
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
	Amount to	Offering Price	Aggregate	Amount of
Title of Each Class of Securities to be Registered	be Registered(1)	per Share	Offering Price(2)	Registration Fee

Common stock, par value $0.01 per share	1,002,500	$17.00	$17,042,500	$2,006

(1)	Includes 131,500 shares which the underwriters have an option to purchase to cover over-allotments, if any.
(2)	Based on public offering price.
This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
      Adams Respiratory Therapeutics, Inc., a Delaware corporation (the “Company”), is filing this registration statement with respect to the registration of an additional 1,002,500 shares of its common stock, par value $0.01 per share, pursuant to General Instruction V of Form S-1 and rule 462(b) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including 131,500 shares of its common stock subject to an over-allotment option. This Registration Statement relates to the public offering of our common stock contemplated by the Registration Statement on Form S-1 (File No. 333-123585), as amended (the “Prior Registration Statement”), which was originally filed by the Company with the Securities and Exchange Commission (the “Commission”) on March 25, 2005 and declared effective by the Commission on July 20, 2005.
      The contents of the Prior Registration Statement and all exhibits to the Prior Registration Statement are hereby incorporated by reference into this registration statement.
      The required opinions and consents are listed on the Index to Exhibits attached hereto and filed herewith.
CERTIFICATION
      The Company hereby certifies to the Commission that (i) it has instructed its bank to pay the Commission the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account at Mellon Bank as soon as practicable (but no later than the close of business on July 21, 2005), (ii) it will not revoke such instructions, (iii) it has sufficient funds in the relevant account to cover the amount of such filing fee, and (iv) it will confirm receipt of such instructions by the bank during regular business hours on July 21, 2005.
PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits and Financial Statement Schedules.
          All exhibits filed with or incorporated by reference in the Prior Registration Statement are incorporated by reference into, and shall be deemed to be a part of, this Registration Statement. In addition, the following exhibits are filed herewith:
          (a) The following exhibits are filed as part of this Registration Statement:

Exhibit
Number		Description

5.1	—	Opinion of Alston & Bird LLP as to the legality of the securities being registered
23.1	—	Consent of Alston & Bird LLP (Included in Exhibit 5.1)
23.2	—	Consent of Ernst & Young LLP
24.1	—	Power of Attorney*

*	Previously filed in connection with the Registration Statement on Form S-1 (file No. 333-123585) and incorporated herein by reference.

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SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Chester, New Jersey on July 20, 2005.

Adams Respiratory Therapeutics, Inc.

/s/ Walter E. Riehemann

By: Walter E. Riehemann
Its: Executive Vice President and Secretary
          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

* Michael J. Valentino	Chief Executive Officer and Director (principal executive officer)	July 20, 2005

* David P. Becker	Chief Financial Officer (principal financial and accounting officer)	July 20, 2005

* John Q. Adams, Sr.	Director	July 20, 2005

* Steven A. Elms	Director	July 20, 2005

* Joan P. Neuscheler	Director	July 20, 2005

* Donald J. Liebentritt	Director	July 20, 2005

* Harold F. Oberkfell	Director	July 20, 2005

* William C. Pate	Director	July 20, 2005

* Andrew N. Schiff, M.D.	Director	July 20, 2005

* /s/ Walter E. Riehemann Walter E. Riehemann Attorney-in-fact

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EXHIBIT INDEX

Exhibit
Number		Description

5.1	—	Opinion of Alston & Bird LLP as to the legality of the securities being registered
23.1	—	Consent of Alston & Bird LLP (Included in Exhibit 5.1)
23.2	—	Consent of Ernst & Young LLP
24.1	—	Power of Attorney*

*	Previously filed in connection with the Registration Statement on Form S-1 (file No. 333-123585) and incorporated herein by reference.